As  filed with the Securities and Exchange Commission on ________,  2008

File  No. _________________

UNITED  STATES
SECURITIES AND EXCHANGE COMMISSION
Washington,  D.C. 20549

 Form S-1

REGISTRATION  STATEMENT UNDER THE SECURITIES ACT OF 1933

HighLight Networks, Inc.

(Exact name of registrant as specified in its charter)

Nevada	517210	26-1507527

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

215 South Riverside Drive, Suite 12 Cocoa, Florida 32922 (321) 684-5721

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Perry Douglas West Chief Executive Officer 215 South Riverside Drive, Suite 12 Cocoa, Florida 32922 (321) 684-5721 (321) 632 7632 (fax)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate  date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If  any of  the securities being registered on this Form are to be offered on a delayed  or  continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the  following box: [x]

If  this  Form is filed to register additional securities for an offering pursuant to  Rule  462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective  registration statement for the same offering. [ ]

If  this  Form is a post-effective amendment filed pursuant to Rule 462(c) under the  Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same  offering. [ ]

If  this  Form is a post-effective amendment filed pursuant to Rule 462(d) under the  Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same  offering. [ ]

Indicate  by check mark whether the registrant is a large accelerated filer, an  accelerated filer, a non-accelerated filer, or a smaller reporting company.  See  the definitions of "large accelerated filer," "accelerated filer" and "smaller  reporting company" in Rule 12b-2 of the Exchange Act.

Large  accelerated filer [ ]

Accelerated  filer [ ]

Non-accelerated  filer [ ] (Do not check if  a  smaller reporting company)

Smaller  reporting company [x]

CALCULATION  OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Offering Price	Amount of Registration Fee

Common stock	100,000 shares	$5.10	$510,000	$20.05

(1)  Estimated solely for purposes of calculating the registration fee pursuant  to  Rule 457(c) under the Securities Act of 1933, as amended.   Prices are based on the  higher of the exercise or conversion price or the offering price of the common  stock herein solely for purposes of computing the amount of the registration  fee  in accordance with Rule 457(g).

The  information in this prospectus is not complete and may be changed. The selling  stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus  is not an offer to sell these securities and is not soliciting an offer to  buy  these securities in any state where the offer or sale is not  permitted.

Subject  to completion, dated August _____, 2008

PROSPECTUS

HighLight  Networks, Inc.
100,000 Common Shares

                We are offering 100,000 shares of common stock of HighLight Networks, Inc.

                Prior to this offering, no public market has existed for shares of our common stock. There is no assurance that a trading market for the shares of our common stock will ever develop. The transferability of our shares and warrants may be limited under state law because we do not intend to qualify this offering under state law until 30 days prior to completion of this offering, which may not occur for a year.

                The offering will remain open until June 30, 2009, unless the maximum proceeds are received earlier or we decide to stop selling our securities. There is no required minimum number of shares to be sold.  Because there is no minimum amount of shares that must be sold, we may receive no proceeds or very little proceeds from this offering.

                The offering is being made directly by us through our officers and directors who will not receive any compensation for such sales.

Price Table		Total proceeds before expenses assuming sale of

	Per Unit	25,000 units 25%	50,000 units 50%	100,000 units 100%

Public offering price	$5.10	$127,500	$255,000	$510,000

                This investment involves a high degree of risk and substantial dilution. You should purchase shares only if you can afford a complete loss of your investment. We strongly urge you to read the entire prospectus. YOU SHOULD CAREFULLY REVIEW THE SECTION TITLED "RISK FACTORS" BEGINNING ON PAGE 4 FOR A DESCRIPTION OF THE SIGNIFICANT RISKS INVOLVED IN OUR BUSINESS AND IN PURCHASING OUR SECURITIES BEFORE MAKING ANY INVESTMENT DECISIONS. No escrow or trust account will be established. Your funds are to be paid directly to us. At the time of subscribing, you will not be able to know how many shares other investors will purchase.

                The information in this prospectus is not complete and may be changed. We are not permitted to sell the units until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state in which the offer or solicitation is not permitted.

                Brokers or dealers effecting transactions in the securities being offered pursuant to this prospectus should confirm that the securities are registered under applicable state law or that an exemption from registration is available.

                Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2008.

HighLight Networks, Inc.

TABLE OF CONTENTS

Dealer Prospectus Delivery Obligation

Until June 30, 2009, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

Our Company

                Highlight Networks, Inc. is a development stage, wireless broadband networking company in the business of planning, development and operation of both private and public access wireless broadband networks using WiFi (IEEE 802.11) and WiMAX (IEEE 802.16) wireless technologies to provide business and residential customers "last mile" connectivity.  Our principal offices are located at 215 South Riverside Drive, Suite 12, Cocoa, Florida  32922. Our telephone number is (321) 684-5721.

The Offering

Securities offered by us:	Up to 100,000 shares of common
stock
Price:	$5.10 per unit
Common stock outstanding prior to registration	1,500,000
statement:
Common stock outstanding after the offering:	1,5 1,525,000 if 25% of offering is sold
1,550,000 if 50% of offering is sold
1,600,000 if 100% of offering is sold
Percentage of common stock outstanding after	98.3% if 25% of offering is sold
the offering to be held by our sole executive	96.7% if 50% of offering is sold
officer- director:	93.4% if 100% of offering is sold
As a result, existing shareholders will
exercise control over our direction.
Terms:	No minimum amount required to be sold before we
use the offering proceeds.
The offering will terminate no later than June 30,
2009.
Plan of distribution:	We will attempt to sell our securities without an
underwriter. They will be offered for sale by our
Officer and directors.

                Unless otherwise specifically stated, information throughout this prospectus assumes 100,000 shares will be sold .

                There is no public market for our common shares and warrants and there can be no assurance that a public market for our common stock and warrants will ever develop.  Without a public market, there will be no liquidity in your investment in our securities which means that you may be unable to resell your common shares and warrants, and if you are able to resell them, you may not be able to recover your investment.

Use of Proceeds

                For development expenses for a wireless broadband network including general and overhead expenses and assuming all shares are sold,  for acquisition of equipment and location leases. (See Use of Proceeds)

RISK FACTORS

                Please carefully consider these risks. Our securities should only be considered for purchase if you can afford the risk of losing your entire investment. Prior to purchasing our securities, prospective investors should carefully consider the following risk factors:

We have a very short operating history upon which you can evaluate our company.

                We are a newly organized development stage corporation, having been incorporated on June 21, 2007, and have a very limited operating history from which to evaluate our business and prospects. There is no assurance that our future proposed operations will be implemented, let alone successfully, or that we will ever have profits. We face all the risks inherent in a new business, including the expenses, difficulties, complications and delays frequently encountered in connection with the formation and commencement of operations, including, but not limited to, operational difficulties and capital requirements and management's potential underestimation of initial and ongoing costs. In evaluating our business and prospects, these and other difficulties should be considered.

Because we are selling the offering without making any arrangements for escrow of the proceeds, if we only sell a small number of units, our ability to pursue our business plan would be significantly diminished and it would be very difficult, if not impossible, for us to be profitable.

                There is no minimum-offering amount that we must sell before we use the proceeds of the offering. Funds tendered by prospective purchasers will not be placed in escrow, but will be available for use by us immediately upon acceptance, for the purposes and in the amounts as estimated in the section of this prospectus entitled "Use of Proceeds." Lack of an escrow arrangement could cause greater risk to the investors in the event that insufficient capital is raised in the offering. No commitment exists by anyone to purchase all or any part of this offering.

There is no underwriter for this offering so we cannot be sure as to the amount of capital we will raise.

                There is no underwriter for this offering. Therefore, you will not have the benefit of an underwriter's due diligence efforts which would typically include underwriter involvement in the preparation, investigation and verification of the information for disclosure and in the pricing of the securities being offered, as well as other matters. Because we do not have any experience in the public sale of our common stock, investors may not be able to rely on our ability to consummate this offering. Accordingly, there can be no assurance as to the number of units that may be sold or the amount of capital that may be raised by this offering.

Because of state securities registration requirements, the transferability of our securities may be affected.

                The purchasers of our securities will be able to resell such securities in the public market only if securities are qualified for sale or exempt from qualification under applicable state securities laws of the jurisdictions in which the proposed purchasers reside. The value and transferability of our securities may be significantly adversely impacted if the securities are not qualified or exempt from qualification in the jurisdictions in which any prospective purchaser of the securities then resides.

In the event our common stock share price is less than $5.00, penny stock regulation may restrict the marketability of our securities and cause the price of our securities to decline.

                The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share. If our stock price declines to below $5.00, our common stock will be subject to rules that impose additional sales practice requirements on broker-dealers. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase and a risk disclosure document relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Also, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities and may affect the ability of investors to sell our securities in the secondary market and may affect the price at which such purchasers can sell any such securities.

Because our management at its discretion may borrow funds for us without stockholder approval, the value of our shares may decline.

                Our management has the right, in his sole discretion, to borrow funds on our behalf. Our sole officer-director does not require stockholder approval prior to borrowing. Our assets may be used as collateral for borrowings. If we have difficulty repaying these borrowings out of our working capital, we may be forced to liquidate assets at an inappropriate time or default. In the event of a default, our lender may dispose of collateral to the detriment of our business and the value of our shares may decline and the equity of our stockholders may be reduced or eliminated.

The loss of the continued services of Perry West could adversely affect our business and decrease the value of our securities.

                Our executive management currently consists solely of Perry West. Our success depends on his continued employment with our company. We will continue to be especially dependent on the services of Perry West, president and chief executive officer. Loss of his services for any substantial time would materially adversely affect our results of operations and financial condition. Subject to availability of sufficient funds, we plan to consider obtaining "key-man" insurance covering Mr. West.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

                We have made some statements in this prospectus, including some under "Prospectus Summary," "Risk Factors," "Business," "Plan of Operation," and elsewhere, which constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "seeks," "potential," or "continue" or the negative of these terms or other comparable terminology. We do not intend to update any forward-looking statements except as required by law.

USE OF PROCEEDS

                Assuming an offering price of $5.10 per unit, if we sell all 100,000 units being offered, we estimate that we will receive net proceeds, after the estimated expenses of the offering, of $485,000. If less than the maximum number of units is sold, we will receive less. There is no assurance that we will receive sufficient proceeds to cover the cost of the offering.

                The following table explains our anticipated use of the net proceeds of this offering, based upon various levels of sales achieved: 25%, 50%, and 100%. There is no assurance we will sell 25%, or an amount sufficient to cover the cost of the offering.

Percentage of Offering Completed:	25%	50%	100%

Shares sold	25,000	50,000	100,000

Gross Proceeds	$ 127,500	$ 255,000	$ 510,000
Offering Costs	15,000	20,000	25,000

Net Proceeds	$ 112,500	$ 235,000	$ 485,000

Application of proceeds:
Network Development	$ 80,000	$ 80,000	$100,000
Working Capital	32,500	42,500	122,000
Purchase equipment and Operate Wireless network		122,500	263,000

Total	$ 112,500	$ 235,000	$ 485,000

                If we do not sell the maximum number of shares offered, there will be an impact upon our operations. If the proceeds of this offering are insufficient to enable us to develop our business, we may have to borrow funds from banks and other lenders or make other financial arrangements, including but not limited to the sale of additional securities in order to identify, purchase develop and operate  oil and gas properties. No assurance can be given, however, that any such loans or arrangements will successfully be made or that any such funds will be available to us, let alone on reasonable terms.

                The allocation of the net proceeds of the offering set forth above represents our best estimates based upon our current plans and certain assumptions regarding industry and general economic conditions and our future revenues and expenditures. If any of these factors change, we may find it necessary or advisable to reallocate some of the proceeds within the above-described categories.

                Based upon current plans and assumptions relating to our plan of operation and assuming the sale of at least 50% of the offering or 50,000 shares, we anticipate that the proceeds of this offering will satisfy our capital requirements for a period of approximately 12 months following completion of this offering. However, if our plans change or our assumptions prove to be inaccurate, we may need to seek additional financing sooner than currently anticipated or curtail our operations.

                Proceeds not immediately required for the purposes described above will be invested temporarily, pending their application as described above, in short-term United States government securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments.

DIVIDEND POLICY

                We have never declared or paid any cash dividends on our capital stock. We presently intend to reinvest earnings to develop and expand our business and, therefore, we do not anticipate paying cash dividends on our common stock in the foreseeable future. The declaration of cash dividends in the future will be at the discretion of our sole officer-director and will depend upon our earnings, capital requirements and financial position, general economic conditions and other pertinent factors.

DETERMINATION OF OFFERING PRICE

                As no underwriter has been retained to offer our shares, the offering price of our shares was not determined by negotiation with an underwriter as is customary in underwritten public offerings. Rather, we arbitrarily selected the offering price of $5.10 per unit. There is no relationship between the offering price of the shares and our assets, earnings, book value, net worth or other economic or recognized criteria or future value of our common stock and warrants. Although we considered our lack of operating history; the proceeds to be raised by the offering; the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing shareholders; the applicability of securities rules and regulations governing a "penny stock" which is generally defined as priced below $5.00; our belief in the future economic prospects of the Company; and our relative cash requirements, ultimately the offering price was determined arbitrarily.

DILUTION

                A company's net tangible book value per share consists of its total tangible assets minus its total liabilities, divided by the total number of shares of common stock outstanding. As of June 30, 2008, we had a net tangible book value of ($19,180.00) or approximately ($0.1) per share.

                As of June 30, 2008, after adjusting for the issuance of 100,000 shares in this offering at an assumed offering price of $5.10 per share and the receipt by us of the net proceeds from this offering, then our as adjusted net tangible book value would have been approximately $465,820 or about $0.29 per share of common stock.

                This represents an immediate increase in net tangible book value of about $0.30 per share to the existing stockholders and an immediate dilution of approximately $4.80 per share to the new investors purchasing shares in this offering. If less than the entire offering is sold, the dilution to new investors would be greater.

                The following table explains the dilution of this offering, based upon various levels of shares sold.

	Percentage of offering completed

Units sold	25%	50%	100%
	25,000	50,000	100,000

Offering price per unit	$5.10	$5.10	$5.10
Net tangible book value per share before offering	0.01	0.01	0.01
Increase per share due to offering	0.06	0.15	0.30

As adjusted net tangible book value per share after offering	0.05	0.14	0.29

Dilution per share of common stock to investors in this offering	$5.05	$4.96	$4.81

                The following tables summarize, as of June 30, 2008, the number and percentage of shares of common stock purchased from our company, the amount and percentage of the consideration paid and the average price per share paid by the existing stockholders and by new investors pursuant to this offering. The tables are based on sales of 25%, 50% and 100% of the shares offered. There is no assurance we will sell 25%, or an amount sufficient to cover the cost of the offering. The calculation below is based upon an initial public offering price of $5.10 per unit, before deducting the estimated offering expenses paid by us.

                If we sell 25% of the offering – 25,000 shares   If we sell 100% of the offering – 100,000 shares

	Shares purchased		Total consideration		Average price per share

	Number	Percent	Amount	Percent

Existing stockholders	1,500,000	98.0%	$ 4,500	3.4%	$ 0.00
New investors	25,000	2.0%	127,500	96.6%	5.10

Total	1,525,000	100.0%	$ 132,000	100.0%

	Shares purchased		Total consideration		Average price per share

	Number	Percent	Amount	Percent

Existing stockholders	1,500,000	96.8%	$ 4,500	1.7%	$ 0.00
New investors	50,000	3.2%	255,000	98.3%	5.10

Total	1,550,000	100.0%	$ 259,500	100.0%

	Shares purchased		Total consideration		Average price per share

	Number	Percent	Amount	Percent

Existing stockholders	1,500,000	93.75%	$ 4,500	1%	$ 0.04
New investors	100,000	6.25%	510,000	99%	5.10

Total	1,600,000	100.00%	$ 514,500	100%

The Company

            Highlight Networks, Inc.  was organized on June 21, 2007 and is a development stage, wireless broadband networking company in the business of planning, development and operation of both private and public access wireless broadband networks using WiFi (IEEE 802.11) and WiMAX (IEEE 802.16) wireless technologies to provide business and residential customers "last mile" connectivity for fast and reliable Internet communications.

            In addition to basic Wireless Broadband Internet connectivity,  we expect to offer additional services to enhance the Company’s offerings which may include low cost reliable customer packaged services including  Voice over Internet Protocol (VoIP) usage and  unlimited plans.  (see "Products")

            To date, no significant progress has been made to further our business plan; however, we have begun to develop network designs and to research the technologies to create them that may be appropriate to consider when sufficient funds are available.

            We are not a "blank check" company as that term is defined in Rule 419 of Regulation C of the Securities Act of 1933, as we have a specific business plan or purpose and does not include a plan to merge with or acquire a private company to be used as a vehicle for a reverse acquisition in the next 12 months.

Plan of Operation

            We plan to expand through the various levels of development based upon the  amount of cash that is received.  The initial phase of operations we expect to include selection of technology from a range of available  equipment to serve both WiFi and WiMAX environments which will support as we expand fixed, portable and mobile service offerings.

Technology

            "WiFi" is deployed to enable consumers to obtain high-speed wireless Internet connections within a range of 150 to 250 feet from a wireless access point (AP).   Current WiFi technology uses equipment manufactured in accordance with the IEEE 802.11 family of standards, commonly known as "Wi-Fi," short for wireless fidelity.   Basic data transfer rates range from speeds of up to 11 Mbps for 802.11b and up to 54 Mbps for 802.11a and 802.11g. New routers, marketed as "pre-802.11n," employ MIMO (Multiple Input Multiple Output) technology, making them capable of providing speeds from 108 to 240 Mbps.

            WiMAX.   As the inventive use of Wi-Fi has contributed to expanding broadband penetration and usage in the United States, WiMAX offers yet another emerging technological tool with the potential to deliver even greater gains in broadband accessibility in the future. WiMAX can deliver fixed wireless broadband access across much wider geographical areas than Wi-Fi; covering distances as great as five miles without line of sight and up to 30 miles under ideal conditions.  With potential data speeds up to 70 Mbps, WiMAX has been identified as a possible "last-mile" solution to deliver broadband into suburban, rural and remote areas.

Industry

            Fixed wireless technologies – i.e., wireless systems or devices that are deployed in fixed locations as distinguished from mobile devices such as cell phones or personal digital assistants have also emerged as an important complement to the mobility afforded by CMRS, and as a potential "last-mile" solution to deliver broadband to currently unserved areas. According to the National Telecommunications and Information Administration and FCC figures, the number of fixed wireless broadband lines in the United States grew 132 percent between June 2005 and December 2006 – from 208,695 to 484,073.112.   TIA estimated the total number of fixed wireless subscribers in  2006 to be 800,000.

            The Pew Internet and American Life Project found in its 2007 study that 47% of all adult Americans have a broadband connection at home.  In rural areas the number is 31% and continues to lag high speed adoption in urban centers and the suburbs although it continues to grow at 24% versus 18% for urban residents and just 7% for suburbanites.

            As importantly,  the use of wireless services by the business sector continues to grow.   CTIA-The Wireless Association in its 2008 study including productivity gains and cost savings from the wireless industry said.  "Over the next 10 years, we can expect the productivity gains from the deployment and use of wireless broadband services to become much more important.  We estimate that productivity gains will generate  almost $860 billion in additional GDP over the next decade…"

Competition

            The market for broadband services is highly competitive and  includes companies that offer a variety of services using a  number of different technological platforms, such as cable  modems, DSL, third-generation cellular, satellite, wireless  internet service and other emerging technologies. We compete  with these companies on the basis of the speed, ease of use,  portability, reliability, and price of our respective services.   Our principal competitors include cable and DSL operators,  wireless telephone providers, WiFi and, prospectively, WiMAX  providers, satellite providers and others.

            Cable  Modem and DSL Services

            We compete with companies that provide Internet connectivity  through cable modems or DSL. Principal competitors include cable companies, such as Time Warner and Comcast, as well as incumbent  telephone companies, such as AT&T, Qwest and Verizon. Both  cable and telephone companies deploy their services over wired  networks initially designed for voice and one-way data  transmission that have subsequently been upgraded to provide for  additional services, such as Internet connectivity.

            Cellular  and PCS Services

            Cellular and PCS carriers are seeking to expand their capacity  to provide data and voice services that are superior to ours.  These providers have substantially broader geographic coverage  than we have and, for the foreseeable future, than we expect to  have. If one or more of these providers can deploy technologies  that compete effectively with our services, the mobility and  coverage offered by these carriers will provide even greater  competition than we currently face.

            Wireless  Broadband Service Providers

            We also face competition from other wireless broadband service  providers that use both licensed and unlicensed spectrum. Moreover, if our  technology is successful and garners widespread support, we  expect these and other competitors to adopt or modify our  technology or develop a technology similar to ours.

            Satellite

            Satellite providers like Hughes Network Services  offer broadband data services that address a niche market,  mainly less densely populated areas that are unserved or  underserved by competing service providers. Although satellite  offers service to a large geographic area, latency caused by the  time it takes for the signal to travel to and from the satellite  may challenge the ability to provide some services, such as  VoIP, and reduces the size of the addressable market.

            WISPs  and WiFi

            We also compete with other wireless Internet service providers  that use unlicensed spectrum. In addition to these commercial  operators, many local governments, universities and other  governmental or quasi-governmental entities are providing or  subsidizing WiFi networks over unlicensed spectrum, in some  cases at no cost to the user.

            The Company believes that it will be able to compete in the limited markets which it expects to operate by providing  a quick, portable and inexpensive product with hands on customer service.

Products

            The Company expects its initial product offering to include the following product packages:

            Wireless Broadband:

            Basic Wireless Broadband:  768Kbps down/256Kbps up   at  $19.99 to 24.99 per month (by area)
            Premium Wireless Broadband:  1.5-2.0 Mbps down/256Kbps up  at $24.99 to $29.99 per month (by area)
            Business Wireless Broadband:   1.5-2.0 Mbps down/256Kbps up at $34.99.

            Voice Package

            Voice over Internet Protocol (VoIP) service from $9.99 per month with usage plans to $21.99 with unlimited domestic long distance.  Business packages from $29.99 per month.

            In the  early stages of development the Company will contract for VoIP services through an outside third party provider (s).

Sales and Marketing:

            Because of the limited areas serviced by the Company in the initial stages of development, the Company expects to focus its sales efforts on the areas to be services using the following:

            Direct Mail
            Local Publications
            Sales Channel relationships such as apartment operators, builders  and real estate agents.
            Internet Sales
            Non exclusive sales agents
            Affinity Marketing groups.

Liquidity

            The Company does not  currently have enough cash with which to execute our business plan. In the event we raise $125,000 from this offering it will satisfy our cash requirements for the next 12 months. With this minimum capital, we intend to complete the design of equipment selection for a first wireless network and to develop a  website used in conjunction with this network.

            If we raise 25% of the maximum offering, or $125,000, we will be able to fully design, engineer and go through the equipment selection process for the first network and to develop the website associated with the first network.

            If we raise 50% of the maximum offering, or $250,000, we will be able acquire the initial equipment and identify and acquire via lease and or other agreement locations for network antennas  for the first network.

            If we raise 100% of the maximum offering, or $500,000, we will be able to install and become operational with our first limited network.

           Because we are increasing the level of development of the first network based upon the amount of money received there should not be a need to raise additional funds  within the first 12 months after this offering.  However, we are an early stage development company and expect to invest available capital in building the network.   As a result, we expect to have significant losses in the future.   We also expect to require a substantial amount of additional capital to expand our network beyond the initial stages.

            Regardless of the amount of proceeds from this offering, we do not expect any significant purchases of equipment other than network specific equipment or any significant changes in the number of employees, as we will utilize independent contractors, consultants, and other non-employee personnel.

            We are not a "blank check" company as that term is defined in Rule 419 of Regulation C of the Securities Act of 1933, as we have a specific business plan or purpose and if the amounts set out above are raised,  we do not expect to merge with or acquire a private company to be used as a vehicle for a reverse acquisition in the next 12 months.

            We depend upon capital to be derived from this offering. There can be no assurance that we will be successful in raising the capital we require.

            We have not generated any revenue since our inception. We are considered to be a development stage company, and are dependent upon the raising of capital through placement of our securities. There can be no assurance that we will be successful in raising the capital we require through the sale of our securities.

Legal Proceedings

                The Company is not subject to any pending litigation, legal proceedings or claims.

MANAGEMENT

Executive officers, key employees and directors

                Currently, we have one part time employee Perry West, who is our sole officer and a director.   In the future, we may add to our board. In general, the members of our board of directors will serve until the next annual meeting of stockholders, or until their successors have been elected. In general, the officers serve at the pleasure of the board of directors.

Our current sole executive officer, key employee and director is:

Name	Age	Position

Perry Douglas West	61	President, chief executive officer, chief financial officer and director

The following is a brief description of the background of our sole officer-director and executive officer.

                Perry D. West, Chairman and CEO

                Mr. West has been Chairman and CEO of the Company since its inception.    Formerly, he  was  Chairman  and  Chief  Executive   Officer  of  Interactive Technologies Corporation, a NASDAQ listed technology company  developing interactive digital media and interactive television.  Earlier,  he served as Vice Chairman and Executive Vice President/General Counsel of American Financial Network, another NASDAQ company.   Mr. West was previously Chairman  of  the  Board and  Chief  Executive  Officer of Cambridge Energy Corporation, a public Exploration and Production company;  he is a  former partner in the  consulting firm of  Cambridge  Equity, Inc.,   a Director of Black Dog Wireless LLC and HomePort International LLC.    Mr. West was admitted to the practice of law in Florida in 1974.  He was graduated with a Bachelor of Arts degree from The Florida State University in 1968 and with a Juris Doctorate degree from The Florida State University College of Law in 1974.  He was graduated from the Army Engineer Officer Candidate School and served as an officer with the United States Army Security Agency.

Executive Compensation

                We have made no provisions for cash compensation to our sole officer-director.

Employment Agreements

                We have not entered into an employment agreement with our sole employee, and employment arrangements are all subject to the discretion of our board of directors.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

                Our articles of incorporation and bylaws indemnify our directors and officers to the fullest extent permitted by Nevada corporation law. Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers, and controlling persons, we are aware that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is unenforceable.

PRINCIPAL SHAREHOLDER

                The following table presents certain information regarding beneficial ownership of our common stock as of June 30, 2008 by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of our directors, (iii) each named executive officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

Name of beneficial owner	Shares beneficially owned	Percent before offering	Percent after offering

			25% sold	50% sold	100% sold

Perry West	500,00	33.0%	32.7%	32.2%	31.25%
Taylor West *	500,00	33.0%	32.7%	32.2%	31.25%
Hee Joon Park	500,00	33.0%	32.7%	32.2%	31.25%

*Mr Taylor West is the son of Mr. Perry West.  They do not reside in the same household.

The address of the Company is 215 S. Riverside Drive,  Suite 12, Cocoa, Florida  32922.

CERTAIN TRANSACTIONS

                In connection the organization of the Company issued 500,000 shares of restricted common stock to Perry West for $250 and 500,000 shares of restricted common stock to Taylor West $250.   On July 16, 2007 Hee Joon Park purchased 500,000 shares of common stock for $5,000.  The shares were issued pursuant to Section 4(2) of the Securities Act of 1933.

                The President of the Company, Perry West provided the Company, without cost, his services, valued at $2,000 per month, which totaled $10,000 for the five months ended December 31, 2007. He also provided us, without cost, office space valued at $200 per month, which totaled $1,000 for the five months ended December 31, 2007. The total of these expenses, $11,000 from inception for the five months ended December 31, 2007 was reflected in the statement of operations as general and administrative expenses with a corresponding contribution of additional paid-in capital.

DESCRIPTION OF CAPITAL STOCK

                Our authorized capital stock consists of  150,000,000 shares of common stock, par value $0.001 per share. As of September 10,  2008, there were 1,500,000 shares of our common stock issued and outstanding.  If all of the shares in this offering are sold, there will be 1,600,000 shares of common stock. If 25% of the offering is sold, there will be 1,525,000 shares of common stock outstanding. If 50% of the offering is sold, there will be 1,550,000 shares of common stock outstanding.   All material provisions of our capital stock are summarized in this prospectus. We have filed copies of these documents as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

                All holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. All common stockholders have no cumulative voting rights with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. All holders of common stock are entitled to receive dividends and other distributions when, as and if, declared by the board of directors out of funds legally available. Stockholders should not expect to receive any cash dividends on their shares in the foreseeable future.

                Upon our liquidation or dissolution, all holders of our common stock will be entitled to share in the distribution of all assets remaining after payment of all debts, liabilities and expenses, and after providing for each class of stock, if any, having preference over our common stock. Our common stockholders have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock.

                Our common stock has no preemptive rights. The absence of these rights could, upon our sale of additional shares of common stock, result in the dilution of each stockholder's percentage ownership. Preemptive rights generally are not used in modern corporations because they delay, complicate and increase the cost of financing by the sale of stock or convertible securities.

Lack of Trading Market for Securities

                Our common stock is not listed or quoted at the present time. Upon completion of this offering, we plan to obtain a sponsoring market maker to file Form 211 with the National Association of Securities Dealers ("NASD") for approval to have our securities quoted on the OTC Bulletin Board. The OTC Bulletin Board is separate and distinct from the NASDAQ stock market.  Although the OTC Bulletin Board is not a stock exchange, but rather, a market maker driven quotation service, quotation on the OTC Bulletin Board would afford our shareholders the opportunity to sell their securities in a public market providing them with liquidity, though not comparable to the liquidity afforded to NASDAQ or exchange listed securities. Additionally, because OTC Bulletin Board stocks are usually not followed by analysts, there may be significantly lower trading volume than for NASDAQ-listed or exchange listed securities.

                We do not plan to take any steps to engage a sponsoring market maker any earlier than 60 days prior to the completion of the offering.  We believe that it will require at least 60 days to make application to have our securities quoted on the OTC Bulletin Board.  There is no assurance that we will be able to obtain a sponsoring market maker to file Form 211 and there is no assurance that if the Form 211 were filed that approval would be granted so that our securities would be permitted to trade on the OTC Bulletin Board. Therefore, there can be no assurance that a public market for our common stock and or our warrants will ever develop.  And, if a public market for shares of our common stock does develop, there can be no assurance that they can be resold at the offered price, or that a public market for our securities may be sustained even if developed.

Penny Stock Status

                If and when we create a market for our common stock, and if the market price of our common stock declines below $5.00, it will be considered a "penny stock," as the term is defined by Rule 3a51-1 of the Securities Exchange Act of 1934. This will make it subject to reporting, disclosure and other rules imposed on broker-dealers by the Securities and Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:

Prior to the transaction:

                · to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives
                · to reasonably determine, based on that information, that transactions in penny stocks are suitable for the person
                · that the person has sufficient knowledge and experience in financial matters
                · that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks
                · the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person
                · the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions in a penny stock.

After the account is opened, but prior to transaction:

                · the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.
                 · the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker-dealer, other than a person whose function is solely clerical or ministerial.
                 · unless exempted by the rules, the broker or dealer is required to send to the customer a written statement containing the identity and number of shares or shares of each such security and the estimated market value of the security.

                Imposing these reporting and disclosure requirements on a broker or dealer makes it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers unless the broker or dealer complies with such requirements. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for our securities.

PLAN OF DISTRIBUTION

                The offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter or broker. We will offer the shares directly to investors through our officers and directors, who will offer the shares by prospectus filed with the SEC, to friends, business associates and contacts, and by direct mail to investors who have indicated an interest in our company. Officers and Directors may make sales, on our behalf and will be relying on the exemption provided by Rule 3(a)4-1 under the Securities  Exchange Act of 1934,  which permits him to sell securities under certain circumstances without registration as a securities broker.  Officers and Directors will not receive any commissions or other remuneration based either directly or indirectly on transactions in our securities for his efforts in making any such offers or sales. None of the Offices and Directors are  registered broker-dealers or  affiliates of a broker-dealer. Furthermore, Officers and Directors shall conduct his selling activity in accordance with paragraph (a)(4)(ii) of Rule 3(a)4-1,  in that he primarily performs substantial duties for the issuer other than in connection with transactions in securities; he is not a broker or dealer nor has he been affiliated with a broker or dealer in the last 12 months; and he does not participate in selling an offering of securities more than once every 12 months other than as permitted under Rule 3(a)4-1. Further, none of the Officers and Directors are  associated person of a broker or dealer.

                The offering will begin on the date of this prospectus and remain open until June 30, 2009 unless the maximum proceeds are received earlier or we decide to stop selling our securities.  We may stop selling our securities due to a lack of investor interest, unfavorable market conditions or other unforeseen events.

                We reserve the right to reject any subscription in whole or in part or to allot to any prospective investor less than the number of shares subscribed.  We reserve this right to reject any subscription to prevent ownership of our securities by individuals or entities that may not be in our best interest.

                The shares in this offering are being sold under a "best efforts, no minimum" basis.  Therefore, there is no requirement that we must sell a specified number of shares before the proceeds of the offering become available to us. We may sell only a nominal amount of shares and receive only minimal proceeds from this offering. We will not escrow any of the proceeds received from the sale of shares before we terminate the offering. Upon acceptance of a subscription, the proceeds from that subscription will be immediately available for our use and the investor will have no assurance that we will sell all or any part of the remaining shares offered.

SHARES ELIGIBLE FOR FUTURE SALE

                Upon completion of this offering, we will have a maximum of 1,600,000 shares of issued and outstanding common stock.  The common stock sold in this offering will be freely transferable without restrictions or further registration under the Securities Act, except for any of our shares purchased by an "affiliate." "Affiliate" is defined by the Securities Act and specifies whether certain shares are subject to the resale limitations of Rule 144 promulgated under the Securities Act.

                Generally, shares of stock owned by insiders, officers, directors and those individuals who purchased shares in private transactions are restricted securities and may be sold under Rule 144, in brokerage transactions and or market maker transactions, after one year provided they comply with the Rule 144 volume limitations. Under Rule 144, sales in a three-month period are limited to an amount equal to the greater of either one percent of our issued and outstanding common stock or the average weekly trading volume of the common stock during the four weeks prior to such sale.

                There will be approximately 1,500,000 shares of stock that are restricted securities as that term is defined in Rule 144. Future sales under Rule 144 may have an adverse effect on the market price of the shares of common stock.

LEGAL MATTERS

                Perry Douglas West, Esq. of  P.O. Box 427 , Cocoa, Florida  32923, our  counsel, will pass on the validity of the common stock  being offered by us.  Mr. West is an officer, director and major shareholder of the Company.

EXPERTS

                Michael F. Cronin, independent registered public accountant, has audited our financial statements to the extent and for the periods set forth in his report. Our financial statements are included in this prospectus in reliance upon his report, given upon his authority as an expert in accounting and auditing.

AVAILABLE INFORMATION

                We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement as permitted by applicable SEC rules and regulations. Statements in this prospectus about any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement, or document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by this reference.

                The registration statement may be inspected without charge and copies may be obtained at prescribed rates at the SEC's public reference facilities at 100 F Street NE, Room 1024, Washington, DC 20549, or on the Internet at http://www.sec.gov.

  We will furnish to our shareholders annual reports containing audited financial statements reported on by independent public accountants for each fiscal year and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

Financial Statements

Michael F. Cronin
Certified Public Accountant
Orlando, FL 32708

Board of Directors and Shareholders
Highlight Networks, Inc.
Cocoa, Florida

I have audited the accompanying balance sheet of Highlight Networks, Inc. (a development stage company) as of June 30, 2008 and 2007 and the related statements of operations, stockholders' deficiency and cash flows for the years then ended and the period of June 21, 2007 (inception) to June 30, 2008. The financial statements are the responsibility of the directors. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Highlight Networks, Inc. as of June 30, 2008 and 2007 and the results of its operations, its cash flows and changes in stockholders' deficiency from inception and for the periods then ended in conformity with accounting principles generally accepted in the United States.

August 18, 2008

/s/ Michael F. Cronin

Michael F. Cronin
Certified Public Accountant

HIGHLIGHT NETWORKS, INC.
(A Development Stage Company) Balance Sheet

	June 30,
	2008	2007

Assets
Current assets
Cash	$5,000	$0
Prepaid expenses	0	0

Total current assets	5,000	0

Total Assets	$5,000	$0

Liabilities and Stockholders' Deficiency
Current liabilities:
Accounts payable-trade	$0	$0
Accrued expenses	0	0
Due to related parties	24,180	1,080

Total current liabilities	24,180	1,080

Stockholders' Deficiency:
Common stock-150,000,000 authorized $0.001 par value
1,500,000 issuable or issued & outstanding (1,000,000 in 2007)	1,500	1,000
Additional paid-in capital	4,000	(500)
Deficit accumulated during development stage	(24,680)	(1,580)

Total Stockholders' Deficiency	(19,180)	(1,080)

Total Liabilities & Stockholders' Deficiency	$5,000	$0

See Summary of Significant Accounting Policies and Notes to Financial Statements.

HIGHLIGHT NETWORKS, INC.
(A Development Stage Company) Statement of Operations
			Inception (June 21, 2007) to June 30, 2008
	Years Ended June 30,

	2008	2007

Revenue	$0	$0	$0

Costs & Expenses:
General & administrative	23,100	1,580	24,680
Interest	0	0	0

Total Costs & Expenses	23,100	1,580	24,680

Loss from continuing operations before income taxes	(23,100)	(1,580)	(24,680)

Income taxes	0	0	0

Net Loss	($23,100)	($1,580)	($24,680)

Basic and diluted per share amounts:
Continuing operations	($0.02)	Nil	($0.02)

Basic and diluted net loss	($0.02)	Nil	($0.02)

Weighted average shares outstanding (basic & diluted)	1,478,142	1,000,000	1,466,667

See Summary of Significant Accounting Policies and Notes to Financial Statements.

HIGHLIGHT NETWORKS, INC.
(A Development Stage Company) Statement of Cash Flows
			Inception (June 21, 2007) to June 30, 2008
	Years Ended June 30,

	2008	2007

Cash flows from operating activities:
Net Loss	($23,100)	($1,580)	($24,680)
Adjustments required to reconcile net loss
to cash used in operating activities:
Fair value of services provided by related parties	23,100	1,100	24,200
Expenses paid by related parties	0	480	480

Cash used by operating activities:	0	0	0

Cash flows from financing activities:
Proceeds from issuance of common stock	5,000	0	5,000

Cash generated by financing activities	5,000	0	5,000

Change in cash	5,000	0	5,000
Cash-beginning of period	0	0	0

Cash-end of period	$5,000	$0	$5,000

See Summary of Significant Accounting Policies and Notes to Financial Statements.

HIGHLIGHT NETWORKS, INC.
(A Development Stage Company) Statement of Stockholders’ Deficiency
				Deficit Accumulated During Development Stage
	Common Stock
	Shares	Common Stock	Additional paid-in capital

Inception June 21, 2007- (restated to reflect 2:1 stock split effective November, 2008)	0	$0	$0	$0

Stock issued in exchange of payables	1,000,000	1,000	(500)

Net Loss				(1,580)

Balance at June 30, 2007	1,000,000	1,000	($500)	($1,580)

Stock issued for cash	500,000	500	4,500
Net Loss				(23,100)

Balance at June 30, 2008	1,500,000	$1,500	$4,000	($24,680)

See Summary of Significant Accounting Policies and Notes to Financial Statements.

HIGHLIGHT NETWORKS, INC.
(A Development Stage Company)
Notes to the Financial Statements June 30, 2008

Nature of Development Stage Operations

Highlight Networks, Inc., (the "Company") was formed on June 21, 2007 as a Nevada corporation. The Company is a development stage, wireless broadband networking company in the business of planning, development and operation of both private and public access wireless broadband networking using WiFi (IEEE 802.11) and WiMAX (IEEE 802.16) wireless technologies to provide business and residential customers "last mile" connectivity. The Company's activities to date have consisted primarily of organizational and equity fund-raising activities. The Company has not yet commenced its principal revenue producing activities.

Fiscal Year

The Company has chosen June 30 as the end of its fiscal year.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Cash and Cash Equivalents

For financial statement presentation purposes, the Company considers those short-term, highly liquid investments with original maturities of three months or less to be cash or cash equivalents.

Valuation of Long-lived Assets

The Company reviews the recoverability of its long-lived assets, including buildings, equipment and intangible assets, when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on the Company's ability to recover the carrying value of the asset from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. The primary measure of fair value is based on discounted cash flows. The measurement of impairment requires management to make estimates of these cash flows related to long-lived assets, as well as other fair value determinations.

The Company amortizes the costs of other intangibles (excluding goodwill) over their estimated useful lives unless such lives are deemed indefinite. Amortizable intangible assets are tested for impairment based on undiscounted cash flows and, if impaired, written down to fair value based on either discounted cash flows or appraised values. Intangible assets with indefinite lives are tested for impairment, at least annually, and written down to fair value as required. At June 30, 2008, the Company has no impaired carrying value of its intangible assets.

Revenue and Expense Recognition

Revenue is recognized when earned rather than when received. Sales are recognized when a product is delivered or shipped to the customer and all material conditions relating to the sale have been substantially performed. Expenses are charged to operations as incurred.

HIGHLIGHT NETWORKS, INC.
(A Development Stage Company)
Notes to the Financial Statements June 30, 2008

Under certain circumstances, the Company recognizes revenue in accordance with the provisions of Statement of Financial Accounting Standards No. 139 and American Institute of Certified Public Accountants Statement of Position 00-2 (collectively referred to as "SOP 00-2").

Stock-based Compensation

Stock-based awards to employees and non-employees are accounted for using the fair value method in accordance with SFAS No. 123R, Accounting for Stock-Based Compensation, and EITF Issue No. 96-18, Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services.

We adopted the provisions of Statement of Financial Accounting Standards ("SFAS") 123R, "Share-Based Payment" ("SFAS 123(R)"), which requires that companies measure and recognize compensation expense at an amount equal to the fair value of share-based payments granted under compensation arrangements.. We calculate the fair value of options using a Black-Scholes option pricing model. We do not currently have any outstanding options subject to future vesting.

SFAS 123(R) also requires the benefits of tax deductions in excess of recognized compensation expense to be reported in the Statement of Cash Flows as a financing cash inflow rather than an operating cash inflow. In addition, SFAS 123(R) required a modification to the Company’s calculation of the dilutive effect of stock option awards on earnings per share.

Earnings per Common Share

The Company has adopted the provisions of Statement of Financial Accounting Standards No. 128 "Earnings Per Share" ("SFAS 128"). SFAS 128 replaces the previous "primary" and "fully-diluted" earnings per share with "basic" and "diluted" earnings per share. Unlike "primary" earnings per share that included the dilutive effects of options, warrants and convertible securities, "basic" earnings per share reflects the actual weighted average of shares issued and outstanding during the period. "Diluted" earnings per share are computed similarly to "fully diluted" earnings per share. In a loss year, the calculation for "basic" and "diluted" earnings per share is considered to be the same, as the impact of potential common shares is anti-dilutive. Except as otherwise noted, all share numbers have been restated to give retroactive effect to the 5000:1 and 2:1 splits.  All per share disclosures retroactively reflect shares outstanding or issuable as though the reverse split had occurred June 1, 2007.

Accounting For Obligations And Instruments Potentially To Be Settled In The Company’s Own Stock:

We account for obligations and instruments potentially to be settled in the Company’s stock in accordance with EITF Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled In a Company’s Own Stock". This issue addresses the initial balance sheet classification and measurement of contracts that are indexed to, and potentially settled in, the Company’s own stock.

Income Taxes

The Company must make certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments occur in the calculation of certain tax assets and liabilities, which arise from differences in the timing of recognition of revenue and expense for tax and financial statement purposes.

HIGHLIGHT NETWORKS, INC.
(A Development Stage Company)
Notes to the Financial Statements June 30, 2008

Deferred income taxes are recorded in accordance with SFAS No. 109, "Accounting for Income Taxes," or SFAS 109. Under SFAS No. 109, deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax basis of assets and liabilities using the tax rates and laws in effect when the differences are expected to reverse. SFAS 109 provides for the recognition of deferred tax assets if realization of such assets is more likely than not to occur. Realization of net deferred tax assets is dependent upon generating sufficient taxable income in future years in appropriate tax jurisdictions to realize benefit from the reversal of temporary differences and from net operating loss, or NOL, carryforwards.

The Company has determined it more likely than not that these timing differences will not materialize and has provided a valuation allowance against substantially all of its $160 net deferred tax assets. The Company's management will continue to evaluate the realizability of the deferred tax asset and its related valuation allowance. If the assessment of the deferred tax assets or the corresponding valuation allowance were to change, the related adjustment to income would be recorded during the period in which the determination is made. The tax rate may also vary based on results and the mix of income or loss in domestic and foreign tax jurisdictions in which the Company operates.

In addition, the calculation of tax liabilities involves dealing with uncertainties in the application of complex tax regulations. Recognition of liabilities for anticipated tax audit issues in the U.S. and other tax jurisdictions is based on estimates of whether, and to the extent to which, additional taxes will be due. If it is ultimately determined that payment of these amounts is unnecessary, the liability will be reversed and a tax benefit will be recognized during the period in which it is determined that the liability is no longer necessary. An additional charge in the provision for taxes will be recorded in the period in which it is determined that the recorded tax liability is less than the ultimate assessment is expected to be.

At June 30, 2008, the Company had net deferred tax assets of approximately $160, principally arising from net operating loss carryforwards for income tax purposes

Start-up Costs

In April 1998, the American Institute of Certified Public Accountants issued Statement of Position No. 98-5, "Reporting for Costs of Start-Up Activities" ("SOP 98-5"). Pursuant to this statement, the Company is required to expense all start-up costs related to new operations. Accordingly, the Company has expensed organization costs of $480.

Recent Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board issued FASB Statement No. 141 (Revised 2007), Business Combinations ("SFAS 141R"). SFAS 141R provides additional guidance on improving the relevance, representational faithfulness, and comparability of the financial information that a reporting entity provides in its financial reports about a business combination and its effects. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

In December 2007, the Financial Accounting Standards Board issued FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 ("SFAS 160"). SFAS 160 amends ARB No. 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. This Statement is effective for fiscal years and interim periods within those

HIGHLIGHT NETWORKS, INC.
(A Development Stage Company)
Notes to the Financial Statements June 30, 2008

fiscal years, beginning on or after December 15, 2008. The Company is currently evaluating the impact of adopting SFAS 160 on our financial statements.

Management does not anticipate that the adoption of these standards will have a material impact on the financial statements.

Note 1 - Deferred Offering Costs

Deferred offering costs consists of expenses incurred that are directly related to a public offering. If funds are raised from the public offering, these costs will be offset against stockholders' equity. If no funds are raised, these costs will be expensed in full.

Note 2 - Related Party Transactions

As of June 30, 2008, the Company's principal stockholders advanced $24,180 to the Company. The advances are non-interest bearing, unsecured and due on January 1, 2009.

These advances included principal stockholder services, valued at $2,000 per month and office space valued at $200 per month, along with an advance of $480 to cover startup cost.

Note 3 - Capital Stock

Description of Securities

Common Stock

The Company is authorized to issue 150,000,000 shares of common stock, with par value of $0.001 per share. As of December 31, 2007, a total of 1,500,000 shares of common stock were issued and outstanding. Holders of common stock are entitled to receive dividends, when and if declared by the board of directors, subject to prior rights of holders of any preferred stock then outstanding and to share ratably in the net assets of the company upon liquidation. Holders of common stock do not have preemptive or other rights to subscribe for additional shares. The articles of incorporation do not provide for cumulative voting. Shares of common stock have equal voting, dividend, liquidation and other rights, and have no preference, exchange or appraisal rights.

Common Stock

In connection with the organization of the Company on June 21, 2007, the Company issued 1,000,000 shares of common stock, which are restricted as to transferability, to its founders and directors for $500 offset against current notes payable.  On July 16, 2007,  the Company issued 500,000 shares of common stock in exchange for $5,000 cash.

PART II

INFORMATION NOT  REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

                The estimated expenses payable by HighLight Networks, Inc. in connection with the issuance and distribution of the securities being registered are as follows:

SEC registration fee	$ 131
Blue Sky fees and expenses	5,000
Legal fees and expenses	7,500
Accounting fees and expenses	1,500
Promotion and advertising expenses	2,000
Printing and engraving expenses	2,000
Transfer agent fees and expenses	2,500
Miscellaneous expenses	4,369

Total	$25,000

Indemnification of  Officers and Directors

                Our articles of incorporation and bylaws indemnify our directors and officers to the fullest extent permitted by Nevada corporation law. Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers, and controlling persons, we are aware that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is unenforceable.

Recent Sales of Unregistered Securities

                In connection the organization of the Company, on June 21, 2007, we issued 500,000 shares of restricted common stock to Perry West for $250 and 500,000 shares of restricted common stock to Taylor West $250.   On July 16, 2007 Hee Joon Park purchased 500,000 shares of common stock for $5,000.  The shares were issued pursuant to Section 4(2) of the Securities Act of 1933.

                The President of the Company, Perry West provided the Company, without cost, his services, valued at $2,000 per month, which totaled $10,000 for the five months ended December 31, 2007. He also provided us, without cost, office space valued at $200 per month, which totaled $1,000 for the five months ended December 31, 2007. The total of these expenses, $11,000 from inception for the five months ended December 31, 2007 was reflected in the statement of operations as general and administrative expenses with a corresponding contribution of additional paid-in capital.

Exhibits and Financial Statements

                Exhibits attached to this Registration Statement include:
                3(i) Articles of Incorporation
                3(ii)  By Laws
                5  Opinion of Legality
                23 Consents of Experts and Counsel
                                23.1         Michael Cronin, CPA
                                23.2         Perry Douglas West, Esq.

Undertakings

The undersigned registrant hereby undertakes:

            1.   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                          (a)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                         (b) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                         (c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

            2.   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3.   To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Cocoa, Florida  on August ____,  2008.

By:

/S/ Perry Douglas West
_____________________________________

Perry Douglas West
Chief Executive Officer
Principal Executive Officer

In accordance with the Securities Act of 1933, this Form S-1 registration statement was signed by the following persons in the capacities and on the dates indicated.

 /S/ Perry Douglas West
_____________________________________
Perry Douglas West
Principal  Financial Officer

Dated:   September ____, 2008